Exhibit 99.1

Education Funding Capital Trust-I

Statements to Noteholders

July 31, 2003

(per Section 11.04)

Payments on each Series of Notes during the month ended:    July 31, 2003

	Principal	Interest	Carryover Interest

Series 2002A-1	—	143,500.00	—
Series 2002A-2	—	73,322.67	—
Series 2002A-3	—	70,000.00	—
Series 2002A-4	—	—	—
Series 2002A-5	—	64,163.17	—
Series 2002A-6	—	58,520.00	—
Series 2002A-7	—	59,033.33	—
Series 2002A-8	—	150,453.34	—
Series 2002A-9	—	87,988.33	—
Series 2002A-10	—	49,628.44	—
Series 2002A-11	5,000,000.00	75,833.33	—
Series 2002A-12	—	63,326.67	—
Series 2002A-13	—	70,980.00	—
Series 2002B-1	—	34,074.44	—
Series 2002B-2	—	31,111.11	—

	5,000,000.00	1,031,934.83	—

Information on Each Series of Notes as of:    July 31, 2003

	Outstanding Principal	Auction Rate	Carryover Interest

Series 2002A-1	75,000,000.00	1.10%	—
Series 2002A-2	73,650,000.00	1.12%	—
Series 2002A-3	75,000,000.00	1.13%	—
Series 2002A-4	67,800,000.00	3.25%	—
Series 2002A-5	64,500,000.00	1.10%	—
Series 2002A-6	66,000,000.00	1.10%	—
Series 2002A-7	66,000,000.00	1.08%	—
Series 2002A-8	78,000,000.00	1.10%	—
Series 2002A-9	78,000,000.00	1.11%	—
Series 2002A-10	49,850,000.00	1.12%	—
Series 2002A-11	73,000,000.00	1.15%	—
Series 2002A-12	69,000,000.00	1.09%	—
Series 2002A-13	78,000,000.00	1.10%	—
Series 2002B-1	33,700,000.00	1.25%	—
Series 2002B-2	32,000,000.00	1.20%	—

	979,500,000.00		—

Education Funding Capital Trust-I

Statements to Noteholders

July 31, 2003

(per Section 11.04)

Value of the Trust Estate as of:    July 31, 2003

Principal Balance of Financed Student Loans	916,977,841.06
Accrued Interest on Financed Student Loans	7,347,696.66
Cash and Investment Balance	39,718,809.97
Accrued Interest on Cash and Investments	29,477.29

964,073,824.98

Accrued Interest and Fees with respect to the Notes	833,113.69

Parity Percentage	98.34%

Senior Parity Percentage	105.41%

Rollforward of Indenture Funds during month ended:    July 31, 2003

	Acquisition Fund	Reserve Fund	Capitalized Interest Fund

Beginning Balance	—	5,115,000.00	20,689,869.34
Withdrawals	—	—	—
Deposits		—	—

Ending Balance	—	5,115,000.00	20,689,869.34

Amounts allocated during month ended: July 31, 2003

Servicing fees	152,915.94
Administration fee	38,734.24
Auction agent fee	9,157.06
Broker dealer fee	228,926.39
Calculation agent fee	—
Trustee fee	34,853.48

464,587.11

Activity on Financed Student Loans during month ended: July 31, 2003

Recoveries of Principal	9,343,285.97

Recoveries of Interest	3,914,837.31

Acquisitions of Financed Student Loans	—

Sales of Financed Student Loans	—

Initial federal reimbursement claims	703,657.48

Rejected federal reimbursement claims	—

Education Funding Capital Trust-I

Statements to Noteholders

Portfolio Statistics

July 31, 2003

(per Section 11.04)

		Outstanding Balance
	Number of Borrowers	Dollars	Percentage	ABI

Portfolio Breakdown:
In-School	0	0	0.00%	0
Grace	0	0	0.00%	0

Total Interim	0	0	0.00%	0

Repayment—Current	24,991	647,130,291	70.57%	25,895
Repayment—Delinquent	3,018	82,363,272	8.98%	27,291
Forbearance	1,736	62,638,198	6.83%	36,082
Deferment	3,748	124,846,080	13.61%	33,310

Total Repayment	33,493	916,977,841	100.00%	27,378

Total Portfolio	33,493	916,977,841	100.00%	27,378

Breakdown of Delinquent:

11-30 days	1,335	36,511,337	44.33%	27,349
31-60 days	757	20,547,146	24.95%	27,143
61-90 days	299	7,549,522	9.17%	25,249
91-120 days	183	5,127,534	6.23%	28,019
121-150 days	104	2,821,461	3.43%	27,129
151-180 days	57	1,590,487	1.93%	27,903
181-210 days	51	1,542,035	1.87%	30,236
211-240 days	69	2,226,207	2.70%	32,264
241-270 days	32	930,919	1.13%	29,091
Over 270 days	70	2,007,397	2.44%	28,677
Claim Filed	61	1,509,227	1.83%	24,741

Total Delinquent	3,018	82,363,272	100.00%	27,291

Loan Type:

Stafford	0	0	0.00%	0
PLUS	0	0	0.00%	0
Consolidation	33,493	916,977,841	100.00%	27,378
CEL—Guaranteed	0	0	0.00%	0
CEL—Self Guaranteed	0	0	0.00%	0

Total	33,493	916,977,841	100.00%	27,378

CEL:  Consumer Education Loans (non-federally guaranteed loans)

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